                                                                 EXHIBIT 10.48

                            ENTERPRISE ENGINES, INC.
                            STOCK PURCHASE AGREEMENT

                          dated as of December 15, 1999

                                  by and among

                                    QAD INC.

                                  ("Purchaser")

                                       and

                                 DAVID A. TAYLOR

                                   ("SELLER")

                                       and

                            ENTERPRISE ENGINES, INC.

                                   ("COMPANY")

                                 with respect to

             One Hundred Percent of the Outstanding Common Stock of

                            ENTERPRISE ENGINES, INC.

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I  SALE OF SHARES AND CLOSING.............................................................................1
         1.1      Purchase and Sale.  ............................................................................1
         1.2      Purchase Price.  ...............................................................................1
         1.3      Closing.  ......................................................................................1
         1.4      Further Assurances; Post-Closing Cooperation.  .................................................2
         1.5      Seller's Retention of Certain Rights.  .........................................................2
         1.6      Company Source Code.  ..........................................................................2

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF SELLER..............................................................2
         2.1      Authority.  ....................................................................................3
         2.2      Organization of the Company.  ..................................................................3
         2.3      Capital Stock.  ................................................................................3
         2.4      Subsidiaries.  .................................................................................3
         2.5      No Conflicts.  .................................................................................3
         2.6      Governmental Approvals and Filings.  ...........................................................4
         2.7      Books and Records.  ............................................................................4
         2.8      Financial Statements; Assets and Liabilities.  .................................................4
         2.9      Absence of Changes.  ...........................................................................5
         2.10     No Undisclosed Liabilities.  ...................................................................6
         2.11     Taxes.  ........................................................................................6
         2.12     Legal Proceedings...............................................................................7
         2.13     Compliance With Laws and Orders.  ..............................................................7
         2.14     Benefit and Compensation Plans.  ...............................................................7
         2.15     Real Property...................................................................................7
         2.16     Tangible Personal Property; Investment Assets...................................................8
         2.17     Intellectual Property...........................................................................8
         2.18     Contracts.  ...................................................................................10
         2.19     Licenses.  ....................................................................................10
         2.20     Insurance.  ...................................................................................11
         2.21     Affiliate Transactions.  ......................................................................11
         2.22     Employees; Labor Relations.  ..................................................................11
         2.23     Environmental Matters.  .......................................................................11
         2.24     Bank and Brokerage Accounts; Investment Assets.  ..............................................12
         2.25     No Powers of Attorney.  .......................................................................12
         2.26     Accounts Receivable.  .........................................................................13
         2.27     Brokers.  .....................................................................................13
         2.28     Disclosure.  ..................................................................................13
         2.29     Warranties and Indemnities.  ..................................................................13
         2.30     Confidentiality Agreements.  ..................................................................13
         2.31     Products.  ....................................................................................14
         2.32     Product Liability.  ...........................................................................14
         2.33     Year 2000 Compliance.  ........................................................................14
         2.34     Seller's Investment Representations.  .........................................................14

                                TABLE OF CONTENTS
                                   (continued)

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................................................15
         3.1      Organization.  ................................................................................15
         3.2      Authority.  ...................................................................................15
         3.3      No Conflicts.  ................................................................................15
         3.4      Governmental Approvals and Filings.  ..........................................................15
         3.5      QAD Stock.  ...................................................................................15
         3.6      Reports; Financial Statements.  ...............................................................15
         3.7      Absence Of Certain Changes.  ..................................................................16

ARTICLE IV  COVENANTS OF SELLER, THE COMPANY AND
                    PURCHASER....................................................................................16
         4.1      Regulatory and Other Approvals.  ..............................................................16
         4.2      Investigation by Purchaser.  ..................................................................17
         4.3      No Solicitations.  ............................................................................17
         4.4      Conduct of Business.  .........................................................................17
         4.5      Financial Statements and Reports; Filings......................................................18
         4.6      Certain Restrictions.  ........................................................................18
         4.7      Affiliate Transactions.  ......................................................................19

ARTICLE V  COVENANT OF PURCHASER.................................................................................20
         5.1      Form S-3.  ....................................................................................20

ARTICLE VI  CONDITIONS TO OBLIGATIONS OF PURCHASER
                    AND SELLER...................................................................................20
         6.1      Conditions to Obligations of Purchaser.  ......................................................20
         6.2      Conditions to Obligations of Seller.  .........................................................22

ARTICLE VII  SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS
                    AND AGREEMENTS...............................................................................24
         7.1      Survival of Representations, Warranties, Covenants and
                  Agreements.  ..................................................................................24

ARTICLE VIII  INDEMNIFICATION....................................................................................24
         8.1      Indemnification................................................................................24
         8.2      Method of Asserting Claims.  ..................................................................25

ARTICLE IX  TERMINATION..........................................................................................27
         9.1      Termination.  .................................................................................27
         9.2      Effect of Termination.  .......................................................................28

ARTICLE X  DEFINITIONS...........................................................................................28
         10.1     Definitions....................................................................................28

                                TABLE OF CONTENTS
                                  (continued)

ARTICLE XI  MISCELLANEOUS........................................................................................34
         11.1     Notices.  .....................................................................................34
         11.2     Entire Agreement.  ............................................................................35
         11.3     Expenses.  ....................................................................................35
         11.4     Public Announcements.  ........................................................................35
         11.5     Confidentiality.  .............................................................................36
         11.6     Waiver.  ......................................................................................36
         11.7     Amendment.  ...................................................................................36
         11.8     No Third Party Beneficiary.  ..................................................................36
         11.9     No Assignment; Binding Effect.  ...............................................................37
         11.10    Headings.  ....................................................................................37
         11.11    Arbitration.  .................................................................................37
         11.12    Consent to Jurisdiction and Service of Process.  ..............................................37
         11.13    Invalid Provisions.  ..........................................................................38
         11.14    Governing Law.  ...............................................................................38
         11.15    Post-Closing Operation of Business.  ..........................................................38
         11.16    Counterparts.  ................................................................................38

                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT dated as of December 15, 1999 is made and entered into by and among QAD Inc., a Delaware corporation ("PURCHASER") and DAVID A. TAYLOR ("SELLER") and ENTERPRISE ENGINES, INC. (the "COMPANY"). Capitalized terms not otherwise defined herein have the meanings set forth in
SECTION 9.1.

         WHEREAS, Seller owns Two Million One Hundred (2,000,100) shares of common stock, without par value, of the Company, constituting One Hundred Percent (100%) of the issued and outstanding shares of common stock of the Company (such shares being referred to herein as the "SHARES"); and

         WHEREAS, Seller desires to sell, and Purchaser desires to purchase, all of the Shares on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                           SALE OF SHARES AND CLOSING

         1.1 PURCHASE AND SALE. Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of the right, title and interest of Seller in and to the Shares at the Closing on the terms and subject to the conditions set forth in this Agreement.

         1.2 PURCHASE PRICE. The consideration for the purchase of the Shares is: (i) ONE MILLION DOLLARS ($1,000,000), payable FIVE HUNDRED THOUSAND DOLLARS ($500,000) in immediately available funds at the Closing, as hereinafter defined, in the manner provided in SECTION 1.3, together with a one (1) year Promissory Note in the form attached hereto as EXHIBIT A (the "PROMISSORY NOTE"), and (ii) the issuance of up to One Hundred Twenty Thousand (120,000) shares of the Purchaser's common stock, upon the achievement of the Milestones as set forth in the Escrow Agreement in the form attached hereto as EXHIBIT B (the "QAD STOCK") to be deposited in escrow with Santa Barbara Bank & Trust and to be released as the Milestones are reached or returned to the Purchaser if the Milestones are not achieved (the cash payment, the Promissory Note and the QAD Stock are collectively referred to as the "PURCHASE PRICE"). The Seller will be responsible for all ordinary income taxes and capital gains taxes which may be due as a result of receipt of the Purchase Price.

         1.3 CLOSING. The Closing will take place at the offices of Purchaser, 6450 Via Real, Carpenteria, California, U.S.A. 93103, or at such other place as Purchaser and Seller mutually agree, on the Closing Date, as hereinafter defined. At the Closing, Purchaser will pay the Purchase Price by wire transfer of immediately available funds to such account as Seller may reasonably direct by written notice delivered to Purchaser by Seller at least two (2) Business Days before the Closing Date. Simultaneously, Seller will assign and transfer to Purchaser all of

Seller's right, title and interest in and to the Shares by delivering to Purchaser a certificate or certificates representing the Shares, in genuine and unaltered form, duly endorsed in the name of Purchaser or its designee. At the Closing, there shall also be delivered to Seller and Purchaser the opinions, certificates and other documents and instruments to be delivered under ARTICLE VI.

         1.4 FURTHER ASSURANCES; POST-CLOSING COOPERATION. At any time or from time to time after the Closing, Seller shall execute and deliver to Purchaser such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request more effectively to vest title to the Shares in Purchaser and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Company and its Assets and Properties and Books and Records, and otherwise to cause Seller to fulfill his obligations under this Agreement to which he is a party. The obligation of Seller under this SECTION 1.4 shall survive until two (2) years following the Closing Date.

         1.5 SELLER'S RETENTION OF CERTAIN RIGHTS. The Seller wishes to secure certain Intellectual Property rights from the Company which the Seller was instrumental in creating, and Purchaser is agreeable to the Company's divestment of such Intellectual Property rights, as follows. The Company hereby agrees to assign, effective as of immediately following the Closing without any further action required on the part of any of Seller, Purchaser or the Company, all its right, title and interest in and to (collectively, the "Divested IP"): (i) the trademark "Convergent Engineering" (the "Name"); (ii) the copyright to the book, "Business Engineering With Object Technology" (the "Book"); and (iii) any royalty or license agreements associated with the Name and/or the Book. Company and Purchaser agree to execute any documents reasonably necessary to vest in the Seller all such right, title and interest in and to the Divested IP. Except for the Divested IP, Seller has no other rights to the Company or its Assets and Properties. The Company shall retain, and, together with Seller, hereby grants to Purchaser, effective as of the Closing, transferable, worldwide, non-exclusive, royalty-free, licenses to make, use and sell the Divested IP in the state Divested IP exists at the Closing, whether or not utilized independently or included in the Purchaser's software products. The license includes all rights necessary to utilize the Company's and the Purchaser's software and create derivative works in and to the Divested IP and to create appropriate documentation, training and marketing materials. The parties hereto agree and acknowledge that the value of the Divested IP is $5,000.00. Except as provided herein, the Seller has no other rights to the Company or its Assets and Properties.

         1.6 COMPANY SOURCE CODE. The Seller acknowledges that it has deposited into Escrow with Robert Stephens the Company's Enterprise Engine Source Code which will be delivered by Robert Stephens to the Purchaser upon the Closing.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Except with respect to any contract, arrangement or understanding between the Company and Purchaser, as to which Seller makes no representation, warranty or covenant, Seller hereby represents and warrants to Purchaser as follows:

         2.1 AUTHORITY. The execution and delivery by Seller of this Agreement to which he is a party, and the performance by Seller of his obligations hereunder and thereunder, have been duly and validly authorized by the Seller, no other action on the part of Seller being necessary. This Agreement has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms.

         2.2 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the State of California, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties.
SECTION 2.2 OF THE DISCLOSURE SCHEDULE lists all lines of business in which the Company is participating or engaged. The Company is duly qualified, licensed or admitted to do business and is in good standing in the State of California, which is the only jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by the Company, as the case may be, becoming qualified or admitted and in good standing. The name of each director and officer of the Company on the date hereof, and the position with the Company held by each, are listed in SECTION 2.2 OF THE DISCLOSURE SCHEDULE. Seller has prior to the execution of this Agreement delivered to Purchaser true and complete copies of the Articles of Incorporation and the Bylaws of the Company as in effect on the date hereof.

         2.3 CAPITAL STOCK. The authorized capital stock of the Company consists solely of Forty Million (40,000,000) shares of Common Stock, of which only the Shares have been issued, and of which the Shares represent One Hundred Percent (100%) of the entire outstanding common stock of the Company, and Twenty Million (20,000,000) shares of Preferred Stock. Shares of Series A Preferred Stock have been authorized, of which One Million (1,000,000) is outstanding. The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Seller owns the Company Shares, beneficially and of record, free and clear of all Liens. Except for options or warrants disclosed in SECTION 2.3 of the Disclosure Schedule, there are no outstanding stock options or warrants or other securities or debt which is convertible into common stock. The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in SECTION 1.3 will transfer to Purchaser good and valid title to the Shares, free and clear of all Liens.

         2.4 SUBSIDIARIES. The Company does not have, nor has it ever had, any Subsidiaries.

         2.5 NO CONFLICTS. The execution and delivery by Seller of this Agreement do not conflict with the performance by Seller of his obligations under this Agreement and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company or any Subsidiary;

                  (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller, the Company or any Subsidiary or any of their respective Assets and Properties; or

                  (c) except as disclosed in SECTION 2.5 OF THE DISCLOSURE SCHEDULE, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require Seller, the Company or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon the Company or any Subsidiary or any of their respective Assets and Properties under, any material Contract or License to which Seller, the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound.

         2.6 GOVERNMENTAL APPROVALS AND FILINGS. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Seller, the Company or any Subsidiary is required in connection with the execution, delivery and performance of this Agreement to which it is a party or the consummation of the transactions contemplated hereby or thereby.

         2.7 BOOKS AND RECORDS. The minute books and other similar records of the Company as made available to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company. The stock transfer ledgers, stock option schedules, and other similar records of the Company as made available to Purchaser prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company. The Company has not recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held any of its Books and Records by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

         2.8 FINANCIAL STATEMENTS; ASSETS AND LIABILITIES. Prior to the execution of this Agreement, Seller has delivered to Purchaser a true and complete copy of the unaudited balance sheet of the Company as of November 30, 1999, a copy of which is attached hereto as EXHIBIT C, and the related unaudited statements of operations, stockholders' equity and cash flows for the portion of the fiscal year then ended.

         Except as set forth in the notes thereto, all such financial statements
(i) were prepared in accordance with GAAP, (ii) fairly present the consolidated financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods covered thereby, and
(iii) were compiled from the Books and Records of the Company regularly maintained by management and used to prepare the financial statements of the Company in accordance with the principles stated therein. The Company has maintained its Books and

Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP.

         2.9 ABSENCE OF CHANGES. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto and thereto on or prior to the Closing Date, since the Financial Statement Date there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of the Company. Without limiting the foregoing, there has not occurred between the Financial Statement Date and the date hereof:

                  (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any such capital stock of or any Option with respect to the Company;

                  (ii) any authorization, issuance, sale or other disposition by the Company of any shares of capital stock of or Option with respect to the Company, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to the Company;

                  (iii) (A) incurrences by the Company of Indebtedness in an aggregate principal amount exceeding $25,000 (net of any amounts discharged during such period), or (B) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company under, any Indebtedness of or owing to the Company;

                  (iv) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company or any Subsidiary in an aggregate amount exceeding $25,000;

                  (v) any material change in (x) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company, or (y) any method of calculating any bad debt, contingency or other reserve of the Company for accounting, financial reporting or Tax purposes, or any change in the fiscal year of the Company;

                  (vi) any write-off or write-down of or any determination to write off or write down any of the Assets and Properties of the Company in an aggregate amount exceeding $25,000;

                  (vii) any acquisition or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of the Company, other than in the ordinary course of business consistent with past practice;

                  (viii) any (x) amendment of the certificate or acts of incorporation or by-laws (or other comparable corporate charter documents) of the Company, (y) recapitalization, reorganization, liquidation or dissolution of the Company or (z) merger or other business combination involving the Company and any other Person;

                  (ix) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to SECTION 2.18(A) or (B) any material License held by the Company;

                  (x) capital expenditures or commitments for additions to property, plant or equipment of the Company constituting capital assets in an aggregate amount exceeding $25,000;

                  (xi) any commencement or termination by the Company of any line of business;

                  (xii) any transaction by the Company with Seller, any officer, director or Affiliate (other than the Company) of Seller (A) other than on an arm's-length basis, other than pursuant to any Contract in effect on the Financial Statement Date and disclosed pursuant to SECTION 2.18(A)(VII) OF THE DISCLOSURE SCHEDULE;

                  (xiii) any entering into of a Contract to do or engage in any of the foregoing after the date hereof;

                  (xiv) any other transaction involving or development affecting the Seller outside the ordinary course of business consistent with past practice; or

                  (xv) any increase in the annual level of compensation of any employee whose compensation from the Company in the last preceding fiscal year exceeded $50,000, or any grant of any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any current or former employee, officer, director or consultant, except in amounts in keeping with past practices by formulas or otherwise.

         2.10 NO UNDISCLOSED LIABILITIES. To the Knowledge of Seller, Except as reflected or reserved against in the balance sheet included in the Financial Statements or in the notes thereto or as disclosed in SECTION 2.10 OF THE DISCLOSURE SCHEDULE, there are no Liabilities against, relating to or affecting the Company or any of its Assets and Properties, other than Liabilities which, individually or in the aggregate, are not material to the Business or Condition of the Company.

         2.11 TAXES. The Company has filed all Tax Returns which are required to have been filed in any jurisdiction, and have paid all Taxes shown to be due and payable on the Tax Returns and all other Taxes payable by the Company to the extent the same have become due and payable and before they have become delinquent. The Seller knows of no proposed material Tax assessment against the Company and all Tax liabilities are adequately provided for on the Books and Records of the Company. There are no pending or, to the Knowledge of Seller, threatened Actions or Proceedings against the Company with respect to any Taxes. With respect to any Tax audits, the Company has not received any adverse notice or communication of any kind or nature whatsoever from any Governmental or Regulatory Authority with respect to any Tax Returns filed by the Company. No Liens for Taxes (other than with respect to Taxes not yet due and payable) encumber any of the Assets and Properties of the Company.

         2.12     LEGAL PROCEEDINGS.

                  (a) there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened against, relating to or affecting Seller, the Company or any Subsidiary or any of their respective Assets and Properties which
(i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement, or (ii) if determined adversely to the Company, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company that would interfere in any material respect with its business or operations or (y) Losses by the Company or any Subsidiary, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $5,000;

                  (b) there are no facts or circumstances Known to Seller that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

                  (c) there are no Orders outstanding against the Company.

         2.13 COMPLIANCE WITH LAWS AND ORDERS. The Company is not and has not at any time within the last five (5) years been, or has received any notice that it is or has at any time within the last five (5) years been, in violation of or in default under, in any material respect, any Law or Order applicable to the Company or any of its Assets and Properties.

         2.14 BENEFIT AND COMPENSATION PLANS. The Company has a Section 401-K Employee Benefit Plan, a copy of which has been made available to Purchaser, and has no other employee benefit or compensation plans except as set forth in
SECTION 2.14 OF THE DISCLOSURE SCHEDULE.

         2.15     REAL PROPERTY.

                  (a) SECTION 2.15(A) OF THE DISCLOSURE SCHEDULE contains a true and correct list of each parcel of real property leased by the Company. The Company owns no real property.

                  (b) The Company has adequate rights of ingress and egress with respect to the real property listed in SECTION 2.15(A) OF THE DISCLOSURE SCHEDULE and all buildings, structures, facilities, fixtures and other improvements thereon. To the Knowledge of Seller, none of such real property, buildings, structures, facilities, fixtures or other improvements, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect (whether or not permitted on the basis of prior nonconforming use, waiver or variance).

                  (c) The Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it for the full term of the lease thereof. Each lease referred to in paragraph (a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and, to the Knowledge of Seller, of each other Person that is a party thereto, and, there is no, and the Company has not received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. The Company does not owe any brokerage commissions with respect to any such leased space.

                  (d) Seller has delivered to Purchaser prior to the execution of this Agreement true and complete copies of all leases (including any amendments and renewal letters).

                  (e) The improvements on the real property identified in
SECTION 2.15(A) OF THE DISCLOSURE SCHEDULE are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the Knowledge of Seller, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

         2.16     TANGIBLE PERSONAL PROPERTY; INVESTMENT ASSETS.

                  (a) The Company is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in or reasonably necessary for the conduct of their business, including all tangible personal property reflected on the balance sheet included in the Financial Statements and tangible personal property acquired since the Financial Statement Date other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Permitted Liens, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

                  (b) SECTION 2.16(B) OF THE DISCLOSURE SCHEDULE describes each Investment Asset owned by the Company on the date hereof. Except as disclosed in
SECTION 2.16(B) OF THE DISCLOSURE SCHEDULE, all such Investment Assets are owned by the Company free and clear of all Liens other than Permitted Liens.

         2.17     INTELLECTUAL PROPERTY.

                  (a) To the Knowledge of Seller, Company owns, or is licensed or otherwise entitled to exercise pursuant to the terms of a license or other similar agreement identified in SECTION 2.17(A) OF THE DISCLOSURE SCHEDULE, all rights to all Intellectual Property used in the Business as currently conducted or in connection with products to be used in the Business currently under development without any conflict or infringement of the rights of others. The source code created by Company and included within the Assets and Properties of the Company constitutes a trade secret of Company, and as a whole, is not part of the public knowledge or literature, and Company has taken reasonable action to protect such source code as a trade secret and has not been disclosed to any party or retained by any party other than the Company. In addition, Company has taken reasonable and practicable steps (including, without limitation, entering into confidentiality and non-disclosure agreements with all officers and employees of and consultants to Seller) to maintain the secrecy and confidentiality of and its proprietary rights in, Company's trade secrets. Furthermore, all of the employees of Company that have participated in the development or creation of any of the Company's Intellectual Property are listed in SECTION 2.17(A) OF THE DISCLOSURE SCHEDULE, and each such employee has already entered, or will prior to the Closing enter, into agreements with Company whereby each such employee assigns any and all of his or her rights in the Intellectual Property created pursuant to his or her employment with the Company.

                  (b) In addition to the foregoing, SECTION 2.17(B) OF THE DISCLOSURE SCHEDULE lists (i) all patents and patent applications and all registered copyrights, trade names, trademarks, service marks and other company, product or service identifiers included in Company's Intellectual Property, and specifies the jurisdictions in which each such Company's Intellectual Property has been registered, including the respective registration numbers; (ii) other than nonexclusive end user licenses entered into in the ordinary course of business, all licenses, sublicenses and other agreements as to which Company is a party and pursuant to which Company or any other person is authorized to use any of Company's Intellectual Property; and (iii) all licenses relating to the Business under which Company is or may be obligated to make royalty or other payments. Copies of all licenses, sublicenses, and other agreements identified pursuant to clauses (ii) and (iii) above have been delivered by Company to Purchaser.

                  (c) To the Knowledge of Seller, Company is not in violation in any material respect of any license, sublicense or agreement described in
SECTION 2.17 OF THE DISCLOSURE SCHEDULE. As a result of the execution and delivery of this Agreement or the performance of Company's obligations hereunder or thereunder, to Company's and Seller's knowledge, Company will not be in violation in any material respect of any license, sublicense or agreement described in SECTION 2.17 OF THE DISCLOSURE SCHEDULE, or lose or in any way impair any rights pursuant thereto.

                  (d) To the Knowledge of Seller, Company is the owner or a licensee of, with all necessary right, title and interest in and to (free and clear of any liens, encumbrances or security interests) all Intellectual Property being used or proposed to be used in the Business in connection with products currently under development, and has rights to the use, sale, license or disposal thereof in connection with the services or products in respect of which such Intellectual Property are used.

                  (e) No claims with respect to the Intellectual Property used in the Business have been asserted to Company, or, to Company's and Seller's knowledge, are threatened by any person, and Seller knows of no claims (i) to the effect that Company in the conduct of the Business infringes any copyright, patent, trade secret, or other intellectual property right of any third party or violates any license or agreement with any third party, (ii) contesting the right of Company to use, sell, license or dispose of any Intellectual Property used in the Business, or (iii) challenging the ownership, validity or effectiveness of any of the Intellectual Property used in the Business.

                  (f) To the Knowledge of Seller, all trademarks, service marks, and other company, product or service identifiers held by Company and used in the Business are valid and subsisting.

                  (g) To the Knowledge of Seller, there has not been and there is not now any unauthorized use, infringement or misappropriation of any of Company's Intellectual Property by any third party, including, without limitation, any service provider of Company; Company has not been sued or, to Company's and Seller's knowledge, charged as a defendant in any claim, suit, action or proceeding that involves a claim of infringement of any patents, trademarks, service marks, copyrights or other intellectual property rights. To Company's and Seller's knowledge, Company does not have any infringement liability due to its conduct of the Business with respect to any patent, trademark, service mark, copyright or other intellectual property right of another.

                  (h) To the Knowledge of Seller, none of Company's Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any material manner the licensing thereof by Company. Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, except in the ordinary course of business. Company has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of Company's Intellectual Property. Company has the exclusive right to file, prosecute and maintain all applications and registrations with respect to Company's Intellectual Property developed or owned by Company.

                  (i) No person has a license to use or the right to acquire a license to use any future version of any Company product used in or sold by the Business or any such Company product that is under development, and no agreement to which Company is a party will restrict Purchaser from charging customers for any such new version. SECTION 2.17(I) OF THE DISCLOSURE SCHEDULE separately identifies each exclusive arrangement between Company and any third party to use, license, sublicense, sell or distribute any of Company's Intellectual Property or any Company products sold or distributed by the Business.

         2.18 CONTRACTS. SECTION 2.18 OF THE DISCLOSURE SCHEDULE contains a true and complete list of each of Contracts or other arrangements (true and complete copies or reasonably complete and accurate written descriptions of, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to Purchaser prior to the execution of this Agreement), to which the Company is a party or by which any of its Assets and Properties are bound which (i) has a value in excess of $10,000.00 and (ii) is not listed in any other section of the DISCLOSURE SCHEDULE.

         2.19 LICENSES. SECTION 2.19 OF THE DISCLOSURE SCHEDULE contains a true and complete list of all Licenses used in and material, individually or in the aggregate, to the business or operations of the Company (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Seller has delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in SECTION 2.19 OF THE DISCLOSURE
SCHEDULE:

                  (i) the Company owns or validly holds all Licenses that are material, individually or in the aggregate, to its business or operations;

                  (ii) each License listed in SECTION 2.19 OF THE DISCLOSURE
SCHEDULE is valid, binding and in full force and effect; and

                  (iii) neither the Company is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

         2.20 INSURANCE. SECTION 2.20 OF THE DISCLOSURE SCHEDULE contains a true and complete list of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company and that (i) have been issued to the Company or (ii) have been issued to any Person (other than the Company) for the benefit of the Company. The insurance coverage provided by any of the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each policy listed in SECTION 2.20 OF THE DISCLOSURE SCHEDULE is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither the Company, nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The insurance policies listed in
SECTION 2.20 OF THE DISCLOSURE SCHEDULE are, in light of the respective business, operations and Assets and Properties of the Company, in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties. Neither the Company, nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

         2.21 AFFILIATE TRANSACTIONS. Except as disclosed in SECTION 2.18(a)(VII) OR SECTION 2.21(a) OF THE DISCLOSURE SCHEDULE, (i) there are no intercompany Liabilities between the Company, on the one hand, and Seller, any present or former officer, director or Affiliate (other than the Company) of Seller, on the other, (ii) neither Seller nor any such present or former officer, director or Affiliate provides or causes to be provided any assets, services or facilities to the Company, (iii) the Company does not provide or cause to be provided any assets, services or facilities to Seller or any such present or former officer, director or Affiliate and (iv) the Company does not beneficially own, directly or indirectly, any Investment Assets issued by Seller or any such present or former officer, director or Affiliate. Except as disclosed in SECTION 2.21(b) OF THE DISCLOSURE SCHEDULE, each of the Liabilities and transactions listed in SECTION 2.21(a) OF THE DISCLOSURE SCHEDULE was incurred or engaged in, as the case may be, on an arm's-length basis. Except as disclosed in SECTION 2.21(c) OF THE DISCLOSURE SCHEDULE, since the Financial Statement Date, all settlements of intercompany Liabilities between the Company, on the one hand, and Seller or any such present or former officer, director or Affiliate, on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice. Since November 30, 1999, the Company has not made any distributions to Seller other than normal payroll or expense reimbursement.

         2.22 EMPLOYEES; LABOR RELATIONS. There are no outstanding claims pending or, to the Knowledge of Seller, asserted by or against the Company by any employee, consultant or former employee or former consultant of the Company.

         2.23 ENVIRONMENTAL MATTERS. To the Knowledge of Seller, the Company has obtained all Licenses which are required under applicable Environmental Laws in connection with the conduct of the business or operations of the Company. Each of such Licenses is in full force and effect and the Company is in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable
Environmental Law. In addition, to the Knowledge of Seller:

                  (a) No Order has been issued, no Environmental Claim has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of Seller, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by the Company to have any License required under applicable Environmental Laws in connection with the conduct of the business or operations of the Company or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or Release of any Hazardous Material generated by the Company or any Subsidiary, and to the Knowledge of Seller, there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such Order, Environmental Claim, penalty or investigation.

                  (b) The Company has not transported or arranged for the transportation of any Hazardous Material to any location that is the subject of enforcement actions by Governmental or Regulatory Authorities that may lead to Environmental Claims against the Company.

                  (c) No Hazardous Material generated by the Company has been recycled, treated, stored, disposed of or Released by the Company at any location.

                  (d) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by the Company, and no Governmental or Regulatory Authority action has been taken or, to the Knowledge of Seller, is in process that could subject any such site or facility to such Liens, and the Company would not be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

                  (e) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, the Company in relation to any site or facility now or previously owned, operated or leased by the Company which have not been delivered to Purchaser prior to the execution of this Agreement.

         2.24 BANK AND BROKERAGE ACCOUNTS; INVESTMENT ASSETS. SECTION 2.24 OF THE DISCLOSURE SCHEDULE sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

         2.25 NO POWERS OF ATTORNEY. Except as set forth in SECTION 2.25 OF THE DISCLOSURE SCHEDULE, the Company does not have any powers of attorney or comparable delegations of authority outstanding.

         2.26 ACCOUNTS RECEIVABLE. Except as set forth in SECTION 2.26 OF THE DISCLOSURE SCHEDULE, the accounts and notes receivable of the Company reflected on the balance sheet included in the Financial Statements, and all accounts and notes receivable arising subsequent to the Financial Statement Date, (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the Financial Statements, and (vi) are not the subject of any Actions or Proceedings brought by or on behalf of the Company.
SECTION 2.26 OF THE DISCLOSURE SCHEDULE sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of receivables of the Company. All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for the Company, as the case may be, a perfected security interest in the related collateral, have been taken.

         2.27 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser or the Company for a finder's fee, brokerage commission or similar payment.

         2.28 DISCLOSURE. To the Knowledge of Seller, all material facts relating to the Business or Condition of the Company have been disclosed by the Seller to the Purchaser in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

         2.29 WARRANTIES AND INDEMNITIES. SECTION 2.29 OF THE DISCLOSURE SCHEDULE sets forth a summary of all warranties and indemnities, express or implied, relating to products sold or services rendered by the Company, and no warranty or indemnity has been given by the Company that is not listed on
SECTION 2.29 OF THE DISCLOSURE SCHEDULE or which differs therefrom in any respect. The Company is in compliance with all warranties described in SECTION
2.29 OF THE DISCLOSURE SCHEDULE. SECTION 2.29 OF THE DISCLOSURE SCHEDULE also indicates all warranty and indemnity claims currently pending against the Company.

         2.30 CONFIDENTIALITY AGREEMENTS. All present or former employees, consultants, officers and directors of the Company that have had access to the Proprietary Assets of the Company are parties to a written agreement (a "CONFIDENTIALITY AGREEMENT"), under which each such Person (i) is obligated to disclose and transfer to the Company, without the receipt by such Person of any additional value therefor (other than normal salary or fees for consulting services), all inventions, developments and discoveries which, during the period of employment with or performance of services for the Company, he or she makes or conceives of either solely or jointly with others, that relate to any subject matter with which his or her work for the Company may be concerned, and (ii) is obligated to maintain the confidentiality of proprietary information of the Company. To the Knowledge of Seller, none of the Company's present or former employees, consultants, officers or directors is obligated under any Contract (including licenses, covenants or commitments of any nature), or subject to any judgment, decree or Order of any Governmental or Regulatory Authority, that would conflict with their obligation to promote the interests of the Company with regard to their business or the proprietary assets. To the Knowledge of Seller, neither the execution nor the delivery of this Agreement, nor the carrying on of the Company's business by its present or former employees and consultants, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such Persons are now obligated. It is currently not necessary nor will it be necessary for the Company to utilize any inventions of any of such Persons (or Persons the Company currently intends to hire) made or owned prior to their employment by or affiliation with the Company, nor is it or will it be necessary to utilize any other assets or rights of any such persons or entities (or Persons the Company currently intends to hire) made or owned prior to their employment with or engagement by the Company, in violation of any registered patents, trade names, trademarks or copyrights or any other limitations or restrictions to which any such persons or entity is a party or to which any of such assets or rights may be subject. To the Knowledge of Seller, none of the Company's present or former employees, consultants, officers, directors or shareholders that has had knowledge or access to information relating to the proprietary assets has taken, removed or made use of any Proprietary Assets, or any other tangible item from his or her previous employer relating to the proprietary assets by such previous employer which has resulted in the Company's access to or use of such proprietary items included in the Proprietary Assets, and the Company will not gain access to or make use of any such proprietary items in their business.

         2.31 PRODUCTS. Each of the products and services produced, sold or provided by the Company is, and at all times has been, in compliance in all material respects with all applicable Laws and, to the Knowledge of the Seller, at all relevant times has been fit for the ordinary purposes for which it is intended to be used and conforms in all material respects to any promises or affirmations of fact made in connection with the sale of such product or service.

         2.32 PRODUCT LIABILITY. There are no claims, actions, suits, inquiries, proceedings or investigations pending by or against the Company, or threatened by or against relating to the Company's products and containing allegations that such products are defective or were improperly designed or manufactured or improperly labeled or otherwise improperly described for use.

         2.33 YEAR 2000 COMPLIANCE. Seller represents and warrants that Seller owned and controlled business systems ("SELLER'S SYSTEMS") that are part of the Business will not have a material interruption of operations due to a Year 2000 problem provided items not owned and controlled by Seller properly exchange date data with the Seller's Systems. Such warranty shall remain in place up to and including one hundred eighty (180) days following January 1, 2000.

         2.34 SELLER'S INVESTMENT REPRESENTATIONS. The Seller understands that the sale of the QAD Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act") or qualified under the California Corporations Code (the "Code") in reliance upon exemptions therefrom the nonpublic offerings. The Seller understands that the QAD Stock must be held indefinitely unless the sale thereof is subsequently registered or qualified under the Act and the Code and applicable state securities laws or exemptions from such registration or qualification are available. The QAD Stock is being purchased solely for the Seller's own account for investment and not for the account of any other person and not for distribution, assignment or resale to others or a view to distribution to others and no other person has a direct or indirect beneficial interest in the QAD Stock, and the certificates representing the QAD Stock will bear appropriate restrictive legends.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller as follows:

         3.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         3.2 AUTHORITY. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder, have been duly and validly authorized by the Board of Directors of Purchaser, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

         3.3 NO CONFLICTS. The execution and delivery by Purchaser of this Agreement and the performance by the Purchaser of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter document) of Purchaser.

         3.4 GOVERNMENTAL APPROVALS AND FILINGS. Except for routine filings with the Securities and Exchange Commission (the "SEC") that may be required pursuant to the Securities Exchange Act of 1934, as amended, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         3.5 QAD STOCK. The QAD Stock will be duly authorized, issued and outstanding, and fully paid and non-assessable.

         3.6 REPORTS; FINANCIAL STATEMENTS. Each registration statement, report, proxy statement or information statement prepared by Purchaser since January 31, 1999, including Purchaser's Annual Report on Form 10-K for the years ended January 31, 1999 and Purchaser's Quarterly Reports on Form 10-Q for the quarters ended April 30, 1999 and July 31, 1999 in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date of this Agreement, "Purchaser's Reports") complied as to form with all applicable requirements under the Securities Act, the Securities Exchange Act of 1934, as amended
(the "Exchange Act") and the rules and regulations thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into Purchaser's Reports (including the related notes and schedules) fairly presents the consolidated financial position of Purchaser and its Subsidiaries as of its date and each of the consolidated statements of income, shareholders' investment and cash flows included in or incorporated by reference into Purchaser's Reports (including any related notes and schedules) fairly presents the consolidated results of operations, statement of shareholders' investment and cash flows, as the case may be, of Purchaser and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes (to the extent permitted by the rules applicable to Form 10-Q) and to normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

         3.7 ABSENCE OF CERTAIN CHANGES. Except as disclosed in Purchaser's Reports filed prior to the date of this Agreement or in any press releases made by Purchaser, since January 31, 1999, there has not been: (i) any material change in the financial condition, liabilities and assets (taken together), business or results of operations of Purchaser and its Subsidiaries; (ii) any material damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by Purchaser or any of its Subsidiaries, whether or not covered by insurance; or (iii) any change by Purchaser in accounting principles, practices or methods, except as required by GAAP.

                                   ARTICLE IV

                 COVENANTS OF SELLER, THE COMPANY AND PURCHASER

         The Seller and the Company covenant and agree with the Purchaser that, at all times from and after the date hereof until the Closing, they will comply with the following covenants:

         4.1 REGULATORY AND OTHER APPROVALS. The Seller and the Company will as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of the Seller, the Company to consummate the transactions contemplated hereby, including without limitation those described in SECTIONS
2.6 AND 2.7 OF THE DISCLOSURE SCHEDULE, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as the Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Purchaser in connection with the performance of its obligations under SECTIONS 6.1(B) AND
(C). The Seller and the Company will provide prompt notification to the Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise the Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

         4.2 INVESTIGATION BY PURCHASER. The Seller and the Company (a) provide the Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "REPRESENTATIVES") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and its Assets and Properties and Books and Records, and (b) furnish the Purchaser and such other Persons with all such information and data (including without limitation copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of the Company as the Purchaser or any of such other Persons reasonably may request in connection with such investigation.

         4.3 NO SOLICITATIONS. The Seller and the Company will not take, nor will they permit the Company or any Affiliate of Seller (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Seller, the Company or any such Affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Company or permitting access to the Assets and Properties and Books and Records of the Company ) any offer or inquiry from any Person concerning an Acquisition Proposal. If the Seller, the Company or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person any offer, inquiry or informational request referred to above, the Seller and the Company will promptly advise such Person, by written notice, of the terms of this SECTION 4.3 and will promptly, orally and in writing, advise the Purchaser of such offer, inquiry or request and deliver a copy of such notice to the Purchaser.

         4.4 CONDUCT OF BUSINESS. The Seller and the Company will cause the Company to conduct business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, Seller and the Company will:

                  (a) cause the Company to use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Company, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, employees and consultants of the Company, (iii) maintain the Assets and Properties of the Company in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of customers, suppliers, lenders and other Persons to whom the Company sells goods or provides services or with whom the Company otherwise has significant business relationships and (v) continue all current sales, marketing and promotional activities relating to the business and operations of the Company;

                  (b) except to the extent required by applicable Law, (i) cause the Books and Records to be maintained in the usual, regular and ordinary manner, (ii) not permit any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company, or (B) any method of calculating any bad debt, contingency or other reserve of the Company for accounting, financial reporting or Tax purposes and (iii) not permit any change in the fiscal year of the Company;

                  (c) (i) use, and will cause the Company to use, commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in SECTION 2.18 OF THE DISCLOSURE SCHEDULE, (ii) to the extent requested by the Purchaser prior to the Closing Date, use all commercially reasonable efforts to cause such insurance coverage held by any Person (other than the Company) for the benefit of the Company to continue to be provided at the expense of the Company for at least ninety (90) days after the Closing on substantially the same terms and conditions as provided on the date of this Agreement and (iii) cause any and all benefits under such Contracts paid or payable (whether before or after the date of this Agreement) with respect to the business, operations, employees or Assets and Properties of the Company to be paid to the Company; and

                  (d) cause the Company to comply, in all material respects, with all Laws and Orders applicable to the business and operations of the Company, and promptly following receipt thereof to give the Purchaser copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

         4.5      FINANCIAL STATEMENTS AND REPORTS; FILINGS.

                  (a) As promptly as practicable after the date hereof and before the Closing Date, the Seller will deliver to the Purchaser true and complete copies of such financial statements, reports and analyses as may be prepared or received by Seller or the Company relating to the business or operations of the Company or as the Purchaser may otherwise reasonably request.

                  (b) As promptly as practicable, the Seller will deliver copies of all License applications and other filings made by the Company after the date hereof and before the Closing Date with any Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

         4.6 CERTAIN RESTRICTIONS. Except as contemplated by this Agreement, the Seller will cause the Company to refrain from:

                  (a) amending its articles of incorporation or by-laws (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any such corporation;

                  (b) authorizing, issuing (except pursuant to the exercise of outstanding options to purchase Common Stock of the Company), selling or otherwise disposing of any shares of capital stock of or any Option with respect to the Company, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to the Company;

                  (c) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of the Company, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to the Company;

                  (d) acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties;

                  (e) (i) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to (A) any Contract that would, if in existence on the date of this Agreement, be required to be disclosed in the Disclosure Schedule pursuant to
SECTION 2.18 or (B) any material License or (ii) granting any irrevocable powers of attorney;

                  (f) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License held or used by the Company or any Contract to which the Company is a party or by which any of its Assets and Properties is bound;

                  (g) (i) incurring Indebtedness in an aggregate principal amount exceeding $10,000 (net of any amounts of Indebtedness discharged during such period), or (ii) voluntarily purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of the Company under, any Indebtedness of or owing to the Company;

                  (h) engaging with any Person in any merger or other business combination;

                  (i) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $10,000;

                  (j) making any change in the lines of business in which they participate or are engaged;

                  (k) writing off or writing down any of their Assets and Properties;

                  (l) except as set forth in SECTION 4.6(L) OF THE DISCLOSURE SCHEDULe, modifying any compensation terms or paying any bonuses to a current or former employee, director, consultant or Affiliate; or

                  (m) entering into any Contract to do or engage in any of the foregoing.

         4.7 AFFILIATE TRANSACTIONS. Except as set forth in SECTION 4.7 OF THE DISCLOSURE SCHEDULE, immediately prior to the Closing, all Indebtedness and other amounts owing under Contracts between the Seller, the Company, any officer, director or Affiliate (other than the Company) of Seller, on the one hand, and the Company, on the other, will be paid in full, and Seller will terminate and will cause any such officer, director or Affiliate to terminate each Contract with the Company. Prior to the Closing, the Company will not enter into any Contract or amend or modify any existing Contract, and will not engage in any transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis (other than pursuant to Contracts disclosed pursuant to SECTION 2.21 OF THE DISCLOSURE SCHEDULE), with Seller, or any such officer, director or Affiliate.

                                   ARTICLE V

                              COVENANT OF PURCHASER

         5.1 FORM S-3. No later than 30 days after the Closing Date, Purchaser shall file with the SEC, at Purchaser's expense a Registration Statement on Form S-3 (the "Registration Statement") or other appropriate form under the Securities Act to register the QAD Stock. Purchaser shall use commercially reasonable efforts to cause the Registration Statement to remain continuously effective, including without limitation by timely making all required filings with the SEC and supplementing the prospectus related to the QAD Stock as necessary, until the earlier to occur of the following: (i) Seller has disposed of all of the shares of QAD Stock; and (ii) all of the shares of QAD Stock are can be sold within a given 30-day period pursuant to Rule 144 of the Securities Act.

                                   ARTICLE VI

                CONDITIONS TO OBLIGATIONS OF PURCHASER AND SELLER

         6.1 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser hereunder to purchase the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Seller in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

                  (b) PERFORMANCE. Seller shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Seller at or before the Closing.

                  (c) SELLER'S CERTIFICATES. Seller shall have delivered to Purchaser a certificate, dated the Closing Date and executed in the name and on behalf of Seller, substantially in the form and to the effect of EXHIBIT D hereto.

                  (d) ORDERS AND LAWS. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement, and there shall not be pending or threatened on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser, the Company, or the transactions contemplated by this Agreement of any such Law.

                  (e) REGULATORY CONSENTS AND APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the Seller to perform his obligations under this Agreement and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, shall have occurred.

                  (f) THIRD PARTY CONSENTS. All consents (or in lieu thereof waivers) to the performance by Purchaser or Seller of their obligations under this Agreement or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Purchaser, Seller or the Company is a party or by which any of their respective Assets and Properties are bound (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement.

                  (g) DUE DILIGENCE. Purchaser's due diligence investigation of the Company shall not have disclosed any matter or matters which, individually or in the aggregate, could reasonably be expected to materially adversely affect the Company or the Business or Conditions of the Company.

                  (h) RESIGNATIONS OF DIRECTORS AND OFFICERS. Such members of the boards of directors and such officers of the Company as are designated in a written notice delivered prior to the Closing Date by Purchaser to Seller shall have tendered, effective at the Closing, their resignations as such directors and officers.

                  (i) CONSULTING AGREEMENT. Seller will execute a Consulting Agreement in the form attached hereto as EXHIBIT E (the "CONSULTING AGREEMENT").

                  (j) RELEASE AGREEMENT. Seller will deliver a Release Agreement, in the form attached hereto as EXHIBIT F, releasing the Company and the Purchaser from all claims and liabilities, except for this Agreement, the Promissory Note, the QAD Stock, the Consulting Agreement and the Noncompetition Agreement (as defined below).

                  (k) EMPLOYMENT AGREEMENTS. The employees listed in SECTION 6.1(K) OF THE DISCLOSURE SCHEDULE will have executed employment agreements in a form satisfactory to the Purchaser, together with the cancellation of any existing options to purchase shares of the Company.

                  (l) PROCEEDINGS. All proceedings to be taken on the part of Seller in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                  (m) SOURCE CODE. The Seller shall have delivered the Source Code for Enterprise Engines to Robert Stephens.

                  (n) PURCHASER'S LENDER AND BOARD OF DIRECTORS APPROVAL. The Purchaser's lender and the Purchaser's Board of Directors has consented to or approved this Agreement.

                  (o) NONCOMPETITION AGREEMENT. The Seller shall have executed the Noncompetition Agreement in the form attached hereto as EXHIBIT G (the "Noncompetition Agreement").

                  (p) GEMSTONE AGREEMENT. The Value-Added Remarketer Agreement between the Company and Gemstone Systems, Inc. (the "GEMSTONE AGREEMENT") shall remain in effect and shall be unaffected by the transactions contemplated herein such that the Purchaser has determined that the Company may receive the full benefit of the Gemstone Agreement and that it is valid and in full force and effect.

         6.2 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller hereunder to sell the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Purchaser in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

                  (b) PERFORMANCE. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Seller at or before the Closing.

                  (c) PURCHASER'S CERTIFICATE. Purchaser shall have delivered to Seller a certificate, dated the Closing Date and executed in the name and on behalf of Seller, substantially in the form and to the effect of EXHIBIT H hereto.

                  (d) ORDERS AND LAWS. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement, and there shall not be pending or threatened on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser, the Company, or the transactions contemplated by this Agreement of any such Law.

                  (e) REGULATORY CONSENTS AND APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the Purchaser to perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Seller, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, shall have occurred.

                  (f) THIRD PARTY CONSENTS. All consents (or in lieu thereof waivers) to the performance by Seller or Purchaser of their obligations under this Agreement or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Seller, Purchaser or the Company is a party or by which any of their respective Assets and Properties are bound (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Seller, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Seller or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement.

                  (g) CONSULTING AGREEMENT. Purchaser shall have executed the Consulting Agreement.

                  (h) PROCEEDINGS. All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received copies of all such documents and other evidences as Seller may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                  (i) THE COMPANY'S BOARD OF DIRECTORS APPROVAL. The Company's Board of Directors shall have consented to or approved this Agreement.

                  (j) NONCOMPETITION AGREEMENT. Purchaser shall have executed the Noncompetition Agreement.

                  (k) TERMINATION OF EMPLOYMENT AGREEMENT. The Company and Seller shall have terminated the Employment Agreement, dated March 26, 1997, between the Company and Seller.

                                  ARTICLE VII

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

         7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements of Seller and Purchaser contained in this Agreement will survive the Closing for eighteen (18) months; PROVIDED that an Indemnified Party shall be entitled to indemnification in accordance with the terms of this Agreement provided that a Claim Notice or Indemnity Notice (as applicable) is timely given under ARTICLE VIII on or prior to May 15, 2001.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1      INDEMNIFICATION.

                  (a) Subject to paragraph (c) of this Section and the other Sections of this ARTICLE VIII, the Seller shall indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller, contained in this Agreement.

                  (b) Subject to the other Sections of this ARTICLE VIII, Purchaser shall indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement.

                  (c) No amounts of indemnity shall be payable in the case of a claim by an Indemnified Party, as the case may be, under SECTION 8.2(A) unless and until the Seller or Purchaser Indemnified Parties, as the case may be, have suffered, incurred, sustained or become subject to Losses referred to in such
Section in excess of $10,000 in the aggregate; in which event the Indemnified Parties shall be entitled to claim indemnity for the full amount of such Losses; provided in no event shall the aggregate liability under this Article VIII of Purchaser or Seller to indemnify, defend or hold harmless all Indemnified Parties exceed Five Hundred Thousand Dollars ($500,000.00).

                  (d) The indemnification provisions of this Article VIII shall constitute the sole and exclusive remedy of each party hereto with respect to the breach or falsity of any representation or warranty, or the failure to perform or comply with any covenant or agreement to be performed on or prior to the Closing Date, made by another party hereto in this Agreement or in any certificate delivered pursuant to this Agreement.

         8.2 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under SECTION 8.2 will be asserted and resolved as follows:

                  (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under SECTION 8.2 is asserted against or sought to be collected from such Indemnified Party by a Person other than Seller or any Affiliate of Seller or of Purchaser (a "THIRD PARTY CLAIM"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under SECTION
8.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                           (i) If the Indemnifying Party notifies the
Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this SECTION 8.2(A), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, which consent will not be unreasonably withheld, in the case of any settlement that provides for any relief other than the payment of monetary damages as to which the Indemnified Party will be indemnified in full). The Indemnifying Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; PROVIDED, HOWEVER, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and PROVIDED FURTHER, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may retain separate counsel to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and the Indemnified Party will bear its own costs and expenses with respect to such separate counsel, except as provided in the preceding sentence and except that the Indemnifying Party will pay the costs and expenses of such separate counsel if (x) in the Indemnified Party's good faith judgment, it is advisable, based on advice of counsel, for the Indemnified Party to be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party which makes representation of both parties inappropriate under applicable standards of professional conduct or (y) the named parties to such Third Party Claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party determines in good faith, based on advice of counsel, that defenses are available to it that are unavailable to the

Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under SECTION 8.1 with respect to such Third Party Claim.

                           (ii) If the Indemnifying Party fails to notify the
Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to SECTION 8.2(A), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; PROVIDED, HOWEVER, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation.

                           (iii) If the Indemnifying Party notifies the
Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under SECTION 8.1 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim will be conclusively deemed a liability of the Indemnifying Party under SECTION 8.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following its final determination. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with SECTION 11.11.

                  (b) In the event any Indemnified Party should have a claim under SECTION 8.1 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified

Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under SECTION 8.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following its final determination. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with
SECTION 11.11.

                  (c) The amount which an Indemnifying Party is required to pay to, for, or on behalf of any other party pursuant to this Article VIII shall be reduced (including, without limitation, retroactively) by any insurance proceeds actually recovered (after making a good faith effort for such recovery) by or on behalf of such Indemnified Party and other amounts paid by any other person in reduction of the related indemnifiable loss (the "Indemnifiable Loss"). Amounts required to be paid, as so reduced, are hereafter sometimes called an "Indemnity Payment." If an Indemnified Party shall have received or shall have paid on its behalf an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently receive directly or indirectly insurance proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnified Party shall promptly pay to the Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts provided the same does not exceed an amount equal to the payment actually made by the Indemnifying Party.

                                   ARTICLE IX

                                   TERMINATION

         9.1 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                  (a) at any time before the Closing, by mutual written agreement of Seller and Purchaser;

                  (b) at any time before the Closing, by Seller or Purchaser, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or

                  (c) at any time after December 15, 1999 by Seller or Purchaser upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

         9.2 EFFECT OF TERMINATION. If this Agreement is validly terminated pursuant to SECTION 9.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Seller, the Company or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in SECTION 11.3 and confidentiality in SECTION 11.5 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to SECTION 9.1(B) or (C), Seller will remain liable to Purchaser for any breach of this Agreement by Seller existing at the time of such termination, and Purchaser will remain liable to Seller for any breach of this Agreement by Purchaser existing at the time of such termination, and Seller or Purchaser may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

                                   ARTICLE X

                                   DEFINITIONS

         10.1     DEFINITIONS.

                  (a) DEFINED TERMS. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                  "AFFILIATE" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

                  "AGREEMENT" means this Stock Purchase Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with ARTICLE VI, as the same shall be amended from time to time.

                  "ASSETS AND PROPERTIES" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "BOOKS AND RECORDS" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

                  "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

                  "BUSINESS OR CONDITION OF THE COMPANY" means the business, condition (financial or otherwise), results of operations, Assets and Properties of the Company taken as a whole.

                  "CLAIM NOTICE" means written notification pursuant to SECTION 9.2(A) of a Third Party Claim as to which indemnity under SECTION 9.1 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under SECTION 9.1, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.

                  "CLOSING" means the closing of the transactions contemplated by SECTION 1.3.

                  "CLOSING DATE" means the earlier of (a) December 15, 1999, (b) as soon as practicable after the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in ARTICLE VI has been obtained, made or given or has expired, as applicable, or (c) such other date as Purchaser and Seller mutually agree upon in writing.

                  "COMMON STOCK" means the common stock, no par value per share, of the Company.

                  "COMPANY" has the meaning ascribed to it in the forepart of this Agreement.

                  "COMPANY SHARES" has the meaning ascribed to it in the forepart of this Agreement.

                  "CONTRACT" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

                  "DISCLOSURE SCHEDULE" means the record delivered to Purchaser by Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

                  "DISPUTE PERIOD" means the period ending thirty (30) days (or such shorter period as required by law) following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

                  "ENVIRONMENTAL CLAIM" means, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "CLAIM") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental or Regulatory Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental or Regulatory Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "ENVIRONMENTAL LAW" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

                  "FINANCIAL STATEMENTS" means the financial statements of the Company delivered to Purchaser pursuant to SECTION 2.8.

                  "FINANCIAL STATEMENT DATE" means November 30, 1999.

                  "GAAP" means United States generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period as determined by the Purchaser's independent auditors.

                  "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any domestic or foreign state, county, city or other political subdivision.

                  "HAZARDOUS MATERIAL" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and
(C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

                  "INDEBTEDNESS" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

                  "INDEMNIFIED PARTY" means any Person claiming indemnification under any provision of ARTICLE IX.

                  "INDEMNIFYING PARTY" means any Person against whom a claim for indemnification is being asserted under any provision of ARTICLE IX.

                  "INDEMNITY NOTICE" means written notification pursuant to
SECTION 9.2(B) of a claim for indemnity under ARTICLE IX by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

                  "INTELLECTUAL PROPERTY" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

                  "INVESTMENT ASSETS" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company and issued by any Person other than the Company (other than trade receivables generated in the ordinary course of business of the Company).

                  "KNOWLEDGE OF SELLER" or "KNOWN TO SELLER" means the knowledge of the Seller; PROVIDED HOWEVER, that the parties expressly agree that any intellectual property claims arising from, or related to, Adam Springer and/or Steven T. Abell shall be deemed to be within the knowledge of the Seller.

                   "LAWS" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "LIABILITIES" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                  "LICENSES" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "LIENS" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                  "LOSS" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

                  "OPTION" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

                  "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "PERMITTED LIEN" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company.

                  "PERSON" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral.

                  "PROPRIETARY ASSETS" means any Assets and Properties of the Company of a proprietary nature, including, without limitation, know-how, formulas, processes, ideas, inventions (whether or not patentable), schematics and other technical, business, financial, customer and product development plans related to the Company's products or services.

                  "PURCHASE PRICE" has the meaning ascribed to it in SECTION
1.2.

                  "PURCHASER" has the meaning ascribed to it in the forepart of this Agreement.

                  "PURCHASER INDEMNIFIED PARTIES" means Purchaser and its officers, directors, employees, agents and Affiliates.

                  "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                  "RESOLUTION PERIOD" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

                  "SELLER" has the meaning ascribed to it in the forepart of this Agreement.

                  "SELLER INDEMNIFIED PARTIES" means the Seller.

                  "SHARES" has the meaning ascribed to it in the forepart of this Agreement.

                  "TAX OR TAXES" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  "TAX RETURN" means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental or Regulatory Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Laws relating to any Tax.

                  "THIRD PARTY CLAIM" has the meaning ascribed to it in SECTION 9.2(A).

                  "YEAR 2000 COMPLIANT" has the meaning ascribed to it in
SECTION 2.33.

         (b) CONSTRUCTION OF CERTAIN TERMS AND PHRASES. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP as interpreted by the Purchaser's independent auditors.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  IF TO PURCHASER, TO:
                  --------------------

                  QAD Inc.
                  6450 Via Real
                  Carpinteria, California USA 93103
                  Facsimile No.: (805) 684-1890
                  Attn.: General Counsel

                  WITH A COPY TO:
                  ---------------

                  Nida & Maloney, LLP
                  800 Anacapa Street
                  Santa Barbara, CA 93101
                  Facsimile No.:  (805) 568-1955
                  Attn.:  Joseph E. Nida, Esq.

                  IF TO SELLER, TO:
                  -----------------

                  David A. Taylor
                  4008 Bayview Avenue
                  San Mateo, California  94403
                  Facsimile No.:  none

                  WITH A COPY TO:
                  ---------------

                  Heller Ehrman White & McAuliffe
                  525 University Avenue
                  Palo Alto, CA 94301
                  Attn: Sarah A. O'Dowd
                  Facsimile No.: (650) 324-0638

                  IF TO THE COMPANY, TO:
                  ----------------------

                  Enterprise Engines, Inc.
                  990 Baker Way
                  San Mateo, California  94404
                  Attn:  President
                  Facsimile No.: (650) 525-2828

                  WITH A COPY TO:
                  ---------------

                  Heller, Ehrman, White & McAuliffe
                  525 University Avenue
                  Palo Alto, CA 94301
                  Attn: Sarah A. O'Dowd
                  Facsimile No.: (650) 324-0638

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         11.2 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, including without limitation that certain letter of intent; between the parties dated November 24, 1999, and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof and thereof.

         11.3 EXPENSES. Except as otherwise expressly provided in this Agreement (including without limitation as provided in SECTION 10.2), whether or not the transactions contemplated hereby are consummated, the Purchaser will pay its own costs and expenses, and the Company shall pay the actual documented costs and expenses, including any broker's, finder's or investment banking fees and counsel fees not to exceed $100,000, incurred in connection with the negotiation and closing of this Agreement and the transactions contemplated hereby and thereby.

         11.4 PUBLIC ANNOUNCEMENTS. At all times at or before the Closing, Seller and Purchaser will not issue or make any reports, statements or releases to the public or generally to the customers, suppliers or other Persons to whom the Company sells goods or provides services or with whom the Company otherwise has significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Seller and the Purchaser will also obtain the other parties prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

         11.5 CONFIDENTIALITY. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; PROVIDED that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Company furnished by Seller hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

         11.6 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         11.7 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         11.8 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under ARTICLE IX.

         11.9 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under ARTICLE IX) to (i) a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, (ii) any post-Closing purchaser of all of the issued and outstanding stock of the Company or a substantial part of its assets or (iii) any financial institution providing purchase money or other financing to Purchaser or the Company from time to time as collateral security for such financing, but no such assignment referred to in clause (i) shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         11.10 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         11.11 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration before one (1) arbitrator in San Francisco, California, administered by the American Arbitration Association under its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         11.12 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Seller agrees to appoint, within ten (10) days of any written request by Purchaser, its lawful agent and attorney in the State of California to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby and upon whom such process may be served, with the same effect as if such party were a resident of the State of California and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, PROVIDED that in the case of any service upon such agent and attorney, the party effecting such service shall also deliver a copy thereof to the other party at the address and in the manner specified in SECTION 11.1. Seller will enter into such agreements with such agents as may be necessary to constitute and continue the appointment of such agents hereunder. In the event that any such agent and attorney resigns or otherwise becomes incapable of acting as such, such party will appoint a successor agent and attorney in the State of California, reasonably satisfactory to the other party, with like powers. Subject to the arbitration provisions set forth in Section 11.11, each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of California or any court of the State of California located in the City of San Francisco, California, in any action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and agrees that any such action, suit or proceeding shall be brought only in such court, PROVIDED, HOWEVER, that such consent to jurisdiction is solely for the purpose referred to in this SECTION
11.12 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of California other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

         11.13 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         11.14 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of California applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

         11.15 POST-CLOSING OPERATION OF BUSINESS. The parties acknowledge that following the Closing, the Purchaser, as the sole shareholder, shall be entitled to operate the Company in the manner it determines.

         11.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to Purchaser or its counsel and Purchaser or its counsel will provide all of the parties hereto with a copy of the entire Agreement.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                              PURCHASER:

                                              QAD Inc., a Delaware corporation


                                               By:____________________________
                                                        Albert J. Moyer,
                                                   Chief Financial Officer


                                               SELLER:


                                               _______________________________
                                               David A. Taylor


                                               COMPANY:

                                               ENTERPRISE ENGINES, INC.


                                               By:____________________________
                                                       David A. Taylor,
                                                       President




                                CONSENT OF SPOUSE
                                -----------------

         I consent to and join in the foregoing.



Date:  December 15, 1999                                  ____________________
                                                          MRS. NINA J. HAMBERG

                      EXHIBIT A TO STOCK PURCHASE AGREEMENT

                                 PROMISSORY NOTE

                     EXHIBIT B TO STOCK PURCHASE AGREEMENT

                                ESCROW AGREEMENT

                      EXHIBIT C TO STOCK PURCHASE AGREEMENT

                              FINANCIAL STATEMENTS

                      EXHIBIT D TO STOCK PURCHASE AGREEMENT

                              SELLER'S CERTIFICATE

                      EXHIBIT E TO STOCK PURCHASE AGREEMENT

                              CONSULTING AGREEMENT

                      EXHIBIT F TO STOCK PURCHASE AGREEMENT

                                     RELEASE

                      EXHIBIT G TO STOCK PURCHASE AGREEMENT

                            NONCOMPETITION AGREEMENT

                      EXHIBIT H TO STOCK PURCHASE AGREEMENT

                            PURCHASER'S CERTIFICATE